UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2017

VERICEL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 418-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan Modification Agreement.

On December 6, 2017, Vericel Corporation (the “Company”), a Michigan corporation, entered into a Third Loan Modification Agreement (the “Loan Modification Agreement”) between the Company, as borrower, and Silicon Valley Bank, in its capacity as Administrative Agent (“Agent”), and Silicon Valley Bank, MidCap Funding IV Trust, MidCap Funding III Trust, ELM 2016-1 Trust and MidCap Financial Trust as lenders (“Lenders”). The Loan Modification Agreement modifies certain sections of the Loan and Security Agreement dated as of September 9, 2016, by and between the Company, Agent and Silicon Valley Bank, MidCap Financial Trust, MidCap Funding III Trust and other lenders listed therein as lenders (the “Original Loan Agreement”), as amended by that certain First Loan Modification Agreement, dated as of December 30, 2016 and by that certain Second Loan Modification Agreement, dated May 9, 2017.

The Loan Modification Agreement replaces the existing facility under the Original Loan Agreement, as amended, which had an outstanding balance of $7 million as of November 30, 2017. The expanded facility under the Loan Modification Agreement provides approximately $8 million of incremental capital (excluding refinancing fees) to the Company and brings the total term loan balance to $15 million.  The Company will also retain the current $10 million revolving line of credit with Silicon Valley Bank and MidCap Financial Trust which provides Vericel access to up to $25 million of total capital.

The Loan Modification Agreement sets forth the terms of conditions of the Term Loan 2017 Advances (as defined therein), including terms of default, notice and use of proceeds. In addition, the Loan Modification Agreement modifies certain financial covenants contained in the Original Loan Agreement, as amended.

The foregoing description of the Loan Modification Agreement is qualified in its entirety by reference to the full text of the Loan Modification Agreement a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant.

In connection with the entry into the Loan Modification Agreement, the Company will issue each of MidCap Funding XXVIII Trust and Silicon Valley Bank a warrant (the “Warrants”) to purchase, at an exercise price of $4.267 per share, an aggregate number of shares of the Company’s common stock, equal to the warrant purchase price of $115,000 divided by $4.267, rounded down to the nearest whole number.  The Warrants will be exercisable until December 6, 2023.

The foregoing description of the terms of the Warrants is only a summary and is qualified in its entirety by reference to the Form of Warrant, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of Form 8-K above regarding the Loan Modification Agreement is incorporated by reference in response to this Item 2.03 of Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

We offered the foregoing Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The recipients will acquire the Warrants for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to the Warrants.

Item 7.01. Regulation FD Disclosure.

On December 7, 2017, the Company issued a press release announcing the Loan Modification Agreement. A copy of this press release is filed herewith as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Third Loan Modification Agreement, dated as of December 6, 2017, by and between the Company, Agent and Lenders.

10.2	Form of Warrant issued by the Company to each of SVB and MidCap.

99.1	Press release dated December 7, 2017.

† Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.

Index to Exhibits

Exhibit No.	Description
10.1†	Third Loan Modification Agreement, dated as of December 6, 2017, by and between the Company, Agent and Lenders.

10.2	Form of Warrant issued by the Company to each of SVB and MidCap.

99.1	Press release dated December 7, 2017.

† Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2017	VERICEL CORPORATION

	By:	/s/ Gerard Michel

Name: Gerard Michel

Title: Chief Financial Officer and Vice President, Corporate Development